Consolidated Balance Sheet
	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2007	2007
Property and equipments, net	$26,275,871	$27,123,035
Intangible assets, net	6,359,000	6,494,510
Retained (deficit) earnings unrestricted	$(833,090)	$100,452

Consolidated Statements of Operation
	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2007	2007
Cost of goods sold	$(13,913,034)	$(13,421,697)
As included in General and administrative expenses
Depreciation expense	$(333,964)	$(333,964)
Amortization expense	(141,681)	(141,681)
Total operating expense	(16,067,221)	(16,067,221)
Operating income / (loss)	(3,595,647)	(3,104,310)
Income / (loss) before minority interest and income taxes	(4,652,785)	(4,161,448)
Net income / (loss)	(7,829,595)	(7,362,825)
Earnings / (loss) per share - basic	(0.08)	(0.07)
Earnings / (loss) per share - diluted	$(0.06)	$(0.06)

Consolidated Balance Sheet
	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2006	2006
Property and equipments, net	$13,673,067	$14,096,649
Intangible assets, net	1,501,483	1,569,238
Retained (deficit) earnings unrestricted	$7,437,663	$7,904,434

Consolidated Statements of Operation
	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2006	2006
Cost of goods sold	$(9,594,852)	$(9,103,515)
As included in General and administrative expenses
Depreciation expense	$(132,747)	$(132,747)
Amortization expense	(96,615)	(96,615)
Total operating expense	(3,333,377)	(3,333,377)
Operating income / (loss)	3,006,783	3,498,120
Income / (loss) before minority interest and income taxes	2,616,782	3,108,119
Net income / (loss)	2,318,758	2,785,529
Earnings / (loss) per share - basic	0.03	0.04
Earnings / (loss) per share - diluted	$0.03	$0.04